Better Home & Finance Appoints Daniel Lewis Interim Chief Executive Officer

Provides Update on Strategic Direction

Issues Preliminary Q2 2026 Financial Results

Reschedules Second Quarter Earnings Release and Conference Call to August 6, 2026

NEW YORK, August 3, 2026 – Better Home & Finance Holding Company (NASDAQ: BETR) (“Better” or the “Company”), the leading AI-native homeownership company, today announced that the Company’s Board of Directors (the “Board”) has appointed Board member, Daniel Lewis, Interim Chief Executive Officer, effective immediately. Mr. Lewis succeeds Founder Vishal Garg, who has mutually agreed with the Board to transition from his role as Chief Executive Officer. Mr. Garg will continue to serve on the Board and work closely with Mr. Lewis to ensure an orderly and effective leadership transition.

As Interim CEO, Mr. Lewis will manage the organization, execute the operating plan approved by the Board, and set the Company’s strategic direction. He brings more than 30-years of operating, investment, and governance experience. From 2018 to 2023 he served as Chief Executive Officer of Ascend Fundraising Solutions, a Toronto-based software company operating in a highly regulated B2B2C environment. Earlier, after nine years at Citigroup, he founded Orange Capital LLC in 2005 and built it into a billion-dollar investment firm focused on special situations.

“Under Vishal’s leadership, Better built Tinman® and established Betsy®, bringing automation to a process that had not changed in decades,” said Harit Talwar, Chairman of the Board. “Today, Tinman® has established durable product-market fit with enterprise customers and loan originators. On behalf of the entire Board, we thank Vishal for his significant contributions to the Company in his role as CEO and look forward to continuing to work with him and benefitting from his expertise as a Director.

“Over the past several months, Daniel has worked closely with the Board and management on cost reductions, enterprise partnerships, strategic planning, and operational initiatives, first as an independent advisor and, more recently, as a member of the Board. During that time, he has provided valuable insights and direction, bringing highly relevant operational and capital markets experience.”

“We built Better to disrupt the mortgage loan industry by developing and integrating AI solutions to simplify the process for borrowers across one of the largest asset classes in the world,” said Garg. “In the last 10 years, we have helped more than 600,000 customers buy or refinance their homes across more than $110 billion in loan volumes, providing testament to the durable demand for what we have created. Better is at an important inflection point, and now is the right time for new leadership. I have come to know Daniel quite well, and I am confident he is the right person to lead the Company through this important time in its evolution.”

The overwhelming majority of Mr. Lewis’s compensation, to be determined by the Board, will be tied to shareholder returns and long-term operating performance.

Strategy and Financial Position

Better is sharpening its strategy around a platform model in which partners own customer acquisition.
“Better delivers the industry's best origination experience, built upon Vishal’s vision and ability to integrate disruptive AI solutions into the mortgage origination process,” said Lewis. “Looking ahead, Better will win by leveraging that experience to manufacture mortgages efficiently, not by outspending competitors on customer acquisition. Our distribution channels all run on Tinman®, which provides leading technology, underwriting, operations, capital markets, and regulatory infrastructure. Together, that approach scales with structurally lower unit economics while maintaining our differentiated service.

“Our immediate priorities extend well beyond the cost reductions already underway, which we expect to exceed $45 million on an annualized basis by year-end, substantially above our previously announced $25 million target. Looking at our target markets, HELOC demand continues to strengthen and is an area where we intend to expand activity as conditions are favorable, while enterprise customers and independent mortgage brokers demonstrate strong interest in the platform. Our focus to capitalize on those dynamics with Tinman® is straightforward: deliver the industry's best loan officer experience through greater automation and simpler workflows.”

Preliminary Second Quarter Results

The Company today announced preliminary results for the second quarter ended June 30, 2026, which are within previously communicated expectations:

•Funded Loan Volume: $1.67 billion (+38% YOY)
•Revenue: $54.7 million (+28% YOY)
•Net Loss: $30.6 million
•Adjusted EBITDA: -$14.0 million (includes a $6.5 million benefit from a TRID reserve release related to loans originated prior to June 2022).

Better continues to pursue the sale of its UK bank subsidiary, Birmingham Bank, through a process led by FT Partners. The Company will provide an update when there is a material development.

The preliminary second quarter results are based on the Company’s estimates and are subject to completion of the Company’s financial closing procedures. The preliminary results do not represent all the information for a complete understanding of the Company’s financial condition as of the end of the second quarter of 2026.

Given today's announcement, Better has moved forward its second quarter earnings release and investor conference call to post market close on August 6, 2026, from the previously announced date of August 10, 2026. Updated conference call details will be provided in a separate press release, which will also be available on the Company's Investor Relations website.

About Better Home & Finance Holding Company

Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Since 2016, Better has leveraged its industry-leading AI platform, Tinman®, to achieve a singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy®, leveraging Tinman® MCP, the first AI loan agent built exclusively for the mortgage industry, is revolutionizing the homebuying journey by delivering timely application status updates to consumers, answering questions, and moving their loan application along 24/7/365. Better’s mortgage offerings include GSE-conforming, FHA, VA loans, jumbo, and Non-QM mortgage loans as well as home equity loans. Better serves customers in all 50 US states.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical fact should be considered forward-looking statements, including, without limitation, statements and expectations regarding preliminary financial results for the second quarter of 2026, including Net Loss, Adjusted EBITDA, Funded Loan Volume and Total Net Revenues, Mr. Lewis’s anticipated compensation arrangement, cost reduction initiatives, anticipated HELOC expansion and the planned sale of the Company’s UK bank subsidiary, Birmingham Bank. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

NON-GAAP MEASURES AND Key Metrics

Key Metrics

This press release refers to the following key metrics:

Loan Volume consists of Funded Loan Volume and Processed Volume.

Funded Loan Volume represents the aggregate dollar amount of all loans funded in a given period based on the principal amount of the loan at funding.

Processed Volume includes loans processed on the Tinman® platform on behalf of our strategic partners but not funded by Better.

Use of Non-GAAP Measures and Other Financial Metrics

We include certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA.

We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants and equity-related liabilities, and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt (which includes interest on the Convertible Note (as defined in our Form 10-K), depreciation and amortization expense, and income tax (benefit)/expense.

This non-GAAP financial measure should not be considered in isolation and is not intended to be a substitute for any GAAP financial measure. This non-GAAP measure provides supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe this non-GAAP financial measure improves investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures.

However, our calculation of Adjusted EBITDA may not be comparable to similarly titled performance measures presented by other companies. Further, although we use this non-GAAP measure to assess the financial performance of our business, this measure excludes certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.

A reconciliation of Adjusted EBITDA to Net Loss, the most directly comparable GAAP measure, is provided below.

Reconciliation of Non-GAAP Metrics

(Amounts in thousands)	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
Adjusted EBITDA
Net loss	$(30,593)	$(36,270)
Income tax expense	63	94
Depreciation and amortization expense (1)	2,973	3,287
Stock-based compensation expense (2)	14,585	4,252
Interest and amortization on non-funding debt (3)	14	6
Restructuring, impairment, and other expenses (4)	909	1,206
Change in fair value of warrants and equity related liabilities (5)	(1,067)	572
(Income) loss from discontinued operations	(872)	3,906
Adjusted EBITDA	$(13,988)	$(22,947)

(1)Depreciation and amortization represents the loss in value of fixed and intangible assets through depreciation and amortization, respectively. These expenses are non-cash expenses, and we believe that they do not correlate to the performance of our business during the periods presented.
(2)Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize employees and consultants recognized over the applicable vesting period. This expense is a non-cash expense. We exclude this expense from our internal operating plans and measurement of financial performance (although we consider the dilutive impact to our stockholders when awarding stock-based compensation and value such awards accordingly).
(3)Interest and amortization on non-funding debt represents interest and amortization on the Convertible Note, which is included within net interest income in our Consolidated Statements of Operations and Comprehensive Loss.
(4)Restructuring, impairment, and other expenses are primarily comprised of employee one-time termination benefits, real estate restructuring losses, impairment of disposal groups classified as held for sale, and impairment of property and equipment.
(5)Change in fair value of warrants and equity related liabilities which comprise the Public Warrants and Private Warrants as well as the Sponsor Locked-Up Shares, represents the change in fair value of liability-classified warrants as presented in our Consolidated Statements of Operations and Comprehensive Loss.

Contacts

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ir@better.com

For Media
comms@better.com